Exhibit 99.1

R&G FINANCIAL ANNOUNCES RECEIPT BY R&G MORTGAGE AND PREMIER BANK

SUBSIDARIES OF TERMINATION NOTICES FROM FREDDIE MAC, WILL APPEAL

San Juan, Puerto Rico, July 16, 2008—R&G Financial Corporation (the “Company”), a Puerto Rico chartered bank holding company, announced today that R&G Mortgage Corporation, the Company’s wholly-owned Puerto Rico mortgage subsidiary (“R&G Mortgage”) and R-G Premier Bank, the Company’s wholly-owned Puerto Rico chartered commercial bank subsidiary (“Premier Bank”) have received notices from the Federal Home Loan Mortgage Corporation (“FHLMC”) of immediate termination of their respective eligibility to sell mortgages to and service mortgages for FHLMC. FHLMC indicated that it has taken these actions due to its concerns regarding the entities’ ability to continue to act as servicer and to meet their obligations to FHLMC, among other reasons. As of June 30, 2008, FHLMC servicing amounted to approximately 42% of R&G Mortgage’s servicing portfolio, and the Company estimates that an additional 25-30% of the servicing portfolio could be impacted due to contractual commitments related to FHLMC seller-servicer status. The Company intends to cause each of R&G Mortgage and Premier Bank to file appeals with FHLMC. Additionally, on July 14th, 2008, the Company successfully obtained a temporary restraining order from the United Stated District Court precluding the effect of these terminations. The temporary restraining order will remain in effect until a hearing is held later this month to consider the entry of a preliminary injunction against the terminations while R&G Mortgage and Premier Bank pursue the FHLMC appeals process. No assurance can be given that these efforts will be successful. Additionally, R&G Mortgage has received a letter from the Government National Mortgage Association (“GNMA”) advising that R&G Mortgage is in default under its agreements with GNMA due to its failure to provide audited financial statements for 2005. By August 7, 2008, R&G Mortgage must provide a detailed description of its plan for resolving this violation or in the alternative selling its GNMA servicing portfolio and withdrawing from GNMA’s programs, or face adverse action from GNMA. If the Company and its subsidiaries are unable to prevent these terminations, there will be a material adverse impact on the Company and its operations. As previously announced, the Company continues to explore its strategic options.

Forward-Looking Statements

This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: the Company’s ability to attract new clients and retain existing clients; risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates; risks associated with the Company’s inability to prepare and timely file financial statements; potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments; potential adverse developments from enforcement actions by bank regulatory agencies; and developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

R&G Financial Corporation, currently in its 36th year of operation, is a bank holding company with operations in Puerto Rico, providing banking, mortgage banking, consumer finance and insurance through its wholly owned subsidiaries, R-G Premier Bank of Puerto Rico, R&G Mortgage Corporation, and R-G Insurance Corporation, its Puerto Rico insurance agency. The Company operates 36 bank branches and 44 mortgage offices, including 36 mortgage facilities located within its banking branches.